AMENDMENT NO. 2 OF RECEIVABLES PURCHASE AGREEMENT


          AMENDMENT NO. 2, dated as of September 6, 1996, to the Receivables Purchase Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995 and further amended as of June 27, 1996 (the "Agreement") among INTERCO RECEIVABLES CORP. (the "Seller"), ATLANTIC ASSET SECURITIZATION CORP. (the "Issuer"), and CREDIT LYONNAIS NEW YORK BRANCH ("CL-NY"), as agent (the "Agent") for the Investors (the "Amendment").

                              RECITALS

          WHEREAS, the Seller, the Issuer and the Agent have agreed subject to the terms and conditions of this Amendment, to amend the Agreement as hereinafter set forth.

          Terms used herein but not defined herein shall have the meaning assigned thereto in the Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. Amendment of Agreement. The Agreement shall be and is hereby amended, as of the date hereof (subject to satisfaction of the condition precedent set forth in Section 2 hereof), as follows:

          (a) The definition of "Bank Credit Agreement" in Exhibit I shall be amended to provide in its entirety as follows:

          ""Bank Credit Agreement" means the Credit Agreement dated as of November 17, 1994, as amended and restated as of December 29, 1995 and as further amended and restated as of September 6, 1996, among Furniture Brands International, Inc. (f/k/a Interco), Broyhill, Lane, Thomasville, the banks named therein and Bankers Trust Company, as agent."

          (b) The definition of "Cumulative Consolidated EBITDA" in Exhibit I shall be deleted in its entirety.


          (c)     The definition of "Daily Settlement Trigger" in
     Exhibit I shall be changed to "Weekly Settlement Trigger" and amended to provide in its entirety as follows:

          ""Weekly Settlement Trigger" means the occurrence of any of the following:

                   (a) The Consolidated Net Interest Coverage Ratio
               for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below, shall be less than the amount set forth opposite such period below:





               Fiscal Quarter          Ratio
               --------------          -----

               December 31, 1996     3.00: 1.0

               March 31, 1997        3.00: 1.0
               June 30, 1997         3.00: 1.0
               September 30, 1997    3.25: 1.0
               December 31, 1997     3.25: 1.0

               March 31, 1998        3.25: 1.0
               June 30, 1998         3.25: 1.0
               September 30, 1998    3.50: 1.0
               December 31, 1998     3.50: 1.0

               Thereafter            3.50: 1.0

                  (b)   The Leverage Ratio at any time shall be
               greater than the ratio set forth opposite the fiscal quarter most recently ended as set forth below:

               Fiscal Quarter          Ratio
               --------------          -----

               December 31, 1996     4.25: 1.0

               March 31, 1997        4.25: 1.0
               June 30, 1997         4.25: 1.0
               September 30, 1997    4.25: 1.0
               December 31, 1997     4.25: 1.0

               March 31, 1998        4.25: 1.0
               June 30, 1998         4.25: 1.0
               September 30, 1998    4.00: 1.0
               December 31, 1998     4.00: 1.0

               Thereafter            4.00: 1.0

                 (c)  The Net Dilution Ratio shall be greater than 7%;

                 (d)  The Default Ratio shall be greater than 7%;

                 (e) Any Event of Termination shall occur under paragraph (e) or (g) of Exhibit V; or

                 (f)  The Originators shall have repurchased
               Receivables (pursuant to indemnity provisions or otherwise) from the Seller in an aggregate amount exceeding $17,500,000 in any Fiscal Year."

          (d) All references in the Agreement to "Daily Settlement Trigger" shall be amended to refer to "Weekly Settlement
     Trigger".





          (e) The definition of "Interco" in Exhibit I shall be amended to refer to "Furniture Brands International, Inc., a Delaware corporation, formerly known as INTERCO INCORPORATED".

          (f) In the final paragraph of Exhibit I to the Agreement, (i) the reference to "Term Loans" shall be deleted in its entirety and (ii) the reference to "Interco Warrants" shall be amended to refer to "Furniture Brands Warrants".

          (g) Clause (l) of Exhibit IV shall be amended to provide in its entirety as follows:

             "(l) Weekly Settlement Trigger. From and after the fifth day after the occurrence of a Weekly Settlement
          Trigger, and so long as a Weekly Settlement Trigger is continuing, on the same day of each week thereafter (or if any such day is not a Business Day, on the immediately following Business Day), the Seller shall (a) cause the Servicer to submit weekly reports in form and substance satisfactory to the Agent listing the aggregate Outstanding Balance of all Receivables generated by each Originator on each Business Day during the preceding week, (b) use its best efforts to cause each Lock-Box Bank to submit weekly reports to the Agent listing the aggregate amount of Collections received in the Lock-Box Account(s) at such Lock-Box Bank on each Business Day during the preceding week, and (c) cause all Collections (and only Collections) to be deposited daily, from the Lock-Box Accounts or other locations in which Collections are received, into an account (the "Concentration Account") maintained in a bank acceptable to the Agent in the name of both the Seller and the Agent. Without in any way affecting the provisions of
          Section 1.04 of the Agreement relating to the disbursement of funds to the Agent or the Banks, no funds in the Concentration Account shall be distributed to or for the benefit of the Seller until the Agent notifies the bank in which the Concentration Account is located to release funds therein to the Seller; provided that the Agent shall notify such bank to release funds to the Seller representing Collections received on any Business Day so long as the Agent has received all weekly reports that are required by clauses (a) and (b) above to be delivered through the Business Day preceding such release date and the Agent is satisfied that the Net Receivables Pool Balance based on such reports is sufficient for the Seller to meet its obligations under the Agreement. The funds in the Concentration Account shall be invested in a manner acceptable to the Agent. If all events constituting a Weekly Settlement Trigger shall have been cured or shall no longer be continuing, and no Event of Termination shall then exist, the Seller and Servicer may resume processing Collections and delivering reports as they did immediately prior to the occurrence of a Weekly Settlement Trigger."






          2. Condition precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the condition precedent that the Agent shall have received, on or before the date hereof, an amendment to the Originator Purchase Agreement, in form and substance satisfactory to the Agent, duly executed by the parties thereto, and evidence that all of the conditions precedent to the effectiveness of such amendment have been satisfied.

          3. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

          4. Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

          5. Amendment of Originator Purchase Agreement. Pursuant to paragraph (n) of Exhibit IV to the Agreement, the Agent hereby consents to the amendment, as of the date hereof, of the Originator Purchase Agreement, in the form previously delivered to the Agent.

          6. Amendment of Bank Credit Agreement. Pursuant to the final paragraph of Exhibit I to the Agreement, the Agent hereby consents to the amendment and restatement, as of the date hereof, of the Bank Credit Agreement, in the form previously delivered to the Agent.

          7. References to Agreement. From and after the date hereof, (a) all references in the Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Agreement in each agreement, instrument and other document executed or delivered in connection with the Agreement, shall mean and refer to the Agreement, as amended by this Amendment.

          8. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

          9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.





          IN WITNESS WHEREOF, the Seller, the Issuer and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



     SELLER                  INTERCO RECEIVABLES CORP.


                             By:  David P. Howard
                               Name: David P. Howard
                               Title: President


     ISSUER:                 ATLANTIC ASSET SECURITIZATION CORP.


                             By:  Credit Lyonnais New York  Branch,
                                     as Attorney-in-Fact

                             By:  Donna Kunzig
                               Name:  Donna Kunzig
                               Title: Vice President


     AGENT:                  CREDIT LYONNAIS NEW YORK BRANCH, as Agent


                              By:  Donna Kunzig
                                Name:  Donna Kunzig
                                Title:  Vice President


     Pursuant to clause (c) of Item 8 of the LAPA, each of the undersigned hereby consent to the foregoing:

     THE INDUSTRIAL BANK OF JAPAN, LTD.,
     CHICAGO BRANCH


     By:  Hiroki Yamada
      Name:  Hiroki Yamada
      Title:  General Manager


     THE BANK OF TOKYO - MITSUBISHI,
     LTD. f/k/a The Mitsubishi Bank, Ltd.


     By:  Yosuke Aoyagi
      Name:  Yosuke Aoyagi
      Title:  Sup. & Manager





     THE BANK OF NEW YORK


     By:  John C. Lambert
      Name:  John C. Lambert
      Title:  Vice President